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                                                                      EXHIBIT 11

                  MALAN REALTY INVESTORS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
          (in thousands, except share and earnings per share amounts)


                                    YEAR ENDED DECEMBER  31, 1996     YEAR ENDED DECEMBER  31, 1995    YEAR ENDED DECEMBER  31, 1994

                                                       FULLY                              FULLY                              FULLY
                                        PRIMARY       DILUTED              PRIMARY       DILUTED              PRIMARY       DILUTED
                                       ---------     ---------            ---------     ---------            ---------     ---------
INCOME

  NET INCOME                                $599           599               $1,750        $1,750               $1,523        $1,523

  INTEREST ON CONVERTIBLE
  DEBT                                                   8,470                              8,586                              4,531
                                       ---------     ---------            ---------     ---------            ---------     ---------
TOTAL                                       $599        $9,069               $1,750       $10,336               $1,523        $6,054
                                       =========     =========            =========     =========            =========     =========

NUMBER OF SHARES

  WEIGHTED AVERAGE
  SHARES OUTSTANDING                   3,464,323     3,464,323            3,546,883     3,546,883            2,114,251     2,114,251

  OTHER COMMON STOCK EQUIVALENTS           6,327        10,460

  SHARES ISSUED UPON CONVERSION
  OF CONVERTIBLE DEBT                                5,193,235                          5,303,008                          2,799,113
                                       ---------     ---------            ---------     ---------            ---------     ---------
TOTAL                                  3,470,650     8,668,018            3,546,883     8,849,891            2,114,251     4,913,364
                                       =========     =========            =========     =========            =========     =========

NET INCOME PER SHARE                       $0.17         $1.05                $0.49         $1.17                $0.72         $1.23
                                           =====         =====                =====         =====                =====         =====
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